EXHIBIT 10.9



                          INSTALLMENT PROMISSORY NOTE
                          ---------------------------

$300,000.00                                                       March 31, 1992
- -----------                                                       --------------

         FOR VALUE RECEIVED, the Undersigned (hereinafter the "Debtor") promises (jointly and severally, if more than one) to pay to the order of VETROTEX CERTAINTEED CORPORATION (hereinafter "Vetrotex CertainTeed") at its offices in Valley Forge, Pennsylvania, or at such other place as may be designated by Vetrotex CertainTeed, the principal sum of THREE HUNDRED THOUSAND DOLLARS ($300,000.00).

         Principal (on the unpaid principal balance at the aforesaid rate) shall be payable in nineteen (19) consecutive installments commencing on October 1, 1992, and continuing on the 1st day of each third month thereafter until the final installment which is payable on April 1, 1997; said installments to be payable as shown on Exhibit "A" attached hereto and incorporated herein by reference.

PREPAYMENT: This Note may be prepaid at any time, in whole or in part, without premium or penalty; provided, however, that partial prepayments shall be applied to unpaid principal balance in the inverse order of the installments thereof.

DEFAULTS: The Debtor shall be in default hereunder upon the occurrence of any of the following events: (a) the nonpayment when due of any amount payable on the indebtedness evidenced by this Note and said default continues for a period of thirty (30) days; (b) if the Debtor becomes insolvent or makes an assignment for the benefit of creditors, or if any petition is filed by or against the Debtor under any provision of any law or statue alleging that such Debtor is insolvent or unable to pay debts as they mature; (c) any information heretofore or hereafter furnished to Vetrotex CertainTeed by the Debtor in connection herewith should be materially false; (d) the failure of the Debtor to furnish such financial and other information as Vetrotex CertainTeed may reasonably request;
(e) if the Debtor or the presently existing shareholders of the Debtor shall enter into an agreement for the sale or transfer of shares representing ownership in the Debtor or if a transfer of shares or ownership interests shall take place, other than a transfer of shares between existing shareholders or family members of existing shareholders, without the prior written consent of Vetrotex CertainTeed; (f) the Debtor shall default in the performance of any material obligation under a certain Security Agreement of even date herewith between the Debtor and payee hereof and such default continues for a period of thirty (30) days after written notice thereof.

RIGHTS AND REMEDIES OF VETROTEX CERTAINTEED: Whenever the Debtor shall be in default hereunder, unless Vetrotex CertainTeed elects otherwise, the entire unpaid amount of the indebtedness evidenced by this Note shall become immediately due and payable without notice to, or demand on the Debtor. Vetrotex CertainTeed shall thereupon have the immediate right to enforce or realize on any collateral security granted for the indebtedness evidenced by this Note in any manner or order which Vetrotex CertainTeed deems expedient and without regard to any equitable principles of marshalling or otherwise. In addition to any rights granted hereunder or in any documents executed or delivered in connection herewith, Vetrotex CertainTeed shall have all of the rights and remedies granted by any applicable law, all of which shall be cumulative in nature.

WAIVERS BY THE DEBTOR: The Debtor waives presentment for payment, demand and notice of demand, notice of nonpayment or dishonor, protest and notice of protest, and any and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and the Debtor agrees that the liability of such Debtor shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal waiver or modification granted or consented to by Vetrotex CertainTeed. The Debtor further waives and releases all errors, defects and imperfections in any proceedings instituted by Vetrotex CertainTeed in exercising its rights and remedies against such Debtor, as well as all benefits that might accrue to such Debtor by virtue of any present or future laws exempting the collateral security for the indebtedness evidenced by this Note, or any other property, real or personal, including the proceeds thereof, of the Debtor from attachment, levy or sale under execution or providing for any stay of execution, exemption from civil process or extension of time for payment.

WAIVERS BY VETROTEX CERTAINTEED: Vetrotex CertainTeed shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Vetrotex CertainTeed, and then only to the extent specifically set forth in writing. If Vetrotex CertainTeed shall have waived any right or remedy hereunder, such waiver shall not be deemed to be a waiver upon a later occurrence of recurrence of the event originally giving rise to such waiver.



                                      -2-



MISCELLANEOUS: All issues arising hereunder shall be governed by the laws of the State of Maine, without giving effect to the principles thereof relating to conflict of laws, if any. This Note shall be binding upon the Debtor and the respective heirs, personal representatives, successors and assigns of the Debtor, and shall inure to the benefit of Vetrotex CertainTeed and its successors and assigns. The Debtor hereunder agrees to pay all cost of collection, including reasonable attorneys' fees in the event that any action is taken by Vetrotex CertainTeed to collect pursuant to a default by Debtor.

This Promissory Note is secured by the collateral described in a Security Agreement executed herewith.

    IN WITNESS WHEREOF, the Debtor has executed and sealed this Note as of the day and year first written above.

Name of Corporation:  BRUNSWICK TECHNOLOGIES,INC.


Attest or Witness:                  BRUNSWICK TECHNOLOGIES, INC.

By: /s/ Elegible                    By: /s/  William Dubay
   --------------------------          ------------------------------
   Name:                               Name:  William Dubay
        ---------------------               -------------------------
   Title:                              Title:  President
         --------------------                ------------------------

(CORPORATE SEAL)



                                      -3-



                                 EXHIBIT "A" TO
                PROMISSORY NOTE FROM BRUNSWICK TECHNOLOGIES, INC.
                       TO VETROTEX CERTAINTEED CORPORATION



  PAYMENT                                        QUARTERLY           BALANCE
  DUE DATE        PRINCIPAL       INTEREST        PAYMENT         AFTER PAYMENT
  --------        ----------      --------       ---------        -------------

  10/01/92        $10,000.00        -           $10,000.00         $290,000.00

  01/01/93        $10,000.00        -           $10,000.00         $280,000.00

  04/01/93        $10,000.00        -           $10,000.00         $270,000.00

  07/01/93        $10,000.00        -           $10,000.00         $260,000.00

  10/01/93        $17,500.00        -           $17,500.00         $242,500.00

  01/01/94        $17,500.00        -           $17,500.00         $225,000.00

  04/01/94        $17,500.00        -           $17,500.00         $207,500.00

  07/01/94        $17,500.00        -           $17,500.00         $190,000.00

  10/01/94        $17,500.00        -           $17,500.00         $172,500.00

  01/01/95        $17,500.00        -           $17,500.00         $155,000.00

  04/01/95        $17,500.00        -           $17,500.00         $137,500.00

  07/01/95        $17,500.00        -           $17,500.00         $120,000.00

  10/01/95        $17,500.00        -           $17,500.00         $102,500.00

  01/01/96        $17,500.00        -           $17,500.00          $85,000.00

  04/01/96        $17,500.00        -           $17,500.00          $67,500.00

  07/01/96        $17,500.00        -           $17,500.00          $50,000.00

  10/01/96        $17,500.00        -           $17,500.00          $32,500.00

  01/01/97        $17,500.00        -           $17,500.00          $15,000.00

  04/01/97        $15,000.00        -           $15,000.00                0